UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2021, Sonic Automotive, Inc. (the “Company”) issued and sold $1,150,000,000 aggregate principal amount of its Senior Notes, consisting of $650,000,000 aggregate principal amount of 4.625% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 4.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The Notes and related guarantees were sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the offering of the Notes, together with additional borrowings, to: (i) fund, if consummated, the acquisition of RFJ Auto Partners, Inc. (the “Acquisition”); (ii) redeem all of the Company’s outstanding 6.125% Senior Subordinated Notes due 2027 (the “6.125% Notes”) pursuant to the terms of the indenture governing the 6.125% Notes; (iii) pay related fees and expenses; and (iv) for general corporate purposes, which may include the acquisition and development of dealerships and related real property and the repayment of outstanding indebtedness.

2029 Notes

The 2029 Notes were issued under an Indenture, dated as of October 27, 2021 (the “2029 Notes Indenture”), by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “trustee”). The 2029 Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis initially by all of the Company’s operating domestic subsidiaries. The 2029 Indenture provides that interest on the 2029 Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. The 2029 Indenture also contains customary restrictive covenants and default provisions for an issue of senior notes of this nature. The 2029 Notes will mature on November 15, 2029, unless earlier redeemed or repurchased by the Company.

The 2029 Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after November 15, 2024 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years set forth below:

Year	Redemption Price
2024	102.313%
2025	101.156%
2026	100.000%

Before November 15, 2024, the Company may redeem all or a part of the Notes, subject to payment of a make-whole premium. In addition, the Company may redeem on or before November 15, 2024 up to an aggregate of 35% of the aggregate principal amount of 2029 Notes at a price equal to 104.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, with the net cash proceeds from certain equity offerings.

2031 Notes

The 2031 Notes were issued under an Indenture, dated as of October 27, 2021 (the “2031 Notes Indenture” and, together with the 2029 Indenture, the “Indentures”), by and among the Company, the Guarantors and the trustee. The 2031 Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis initially by all of the Company’s operating domestic subsidiaries. The 2031 Indenture provides that interest on the 2031 Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. The 2031 Indenture also contains customary restrictive covenants and default provisions for an issue of senior notes of this nature. The 2031 Notes will mature on November 15, 2031, unless earlier redeemed or repurchased by the Company.

The 2031 Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after November 15, 2026 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years set forth below:

Year	Redemption Price
2026	102.438%
2027	101.625%
2028	100.813%
2029	100.000%

Before November 15, 2026, the Company may redeem all or a part of the Notes, subject to payment of a make-whole premium. In addition, the Company may redeem on or before November 15, 2024 up to an aggregate of 35% of the aggregate principal amount of 2031 Notes at a price equal to 104.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, with the net cash proceeds from certain equity offerings.

The Notes are unsecured senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness, rank senior in right of payment to any future subordinated obligations of the Company, and are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the property and assets securing such indebtedness and structurally subordinated to all existing and future liabilities, including trade payables, of the Company’s non-guarantor subsidiaries. The guarantees rank equally in right of payment with all of the guarantors’ existing and future senior unsecured indebtedness, rank senior in right of payment to any future subordinated obligations of the guarantors, and are effectively subordinated to the guarantors’ existing and future secured indebtedness to the extent of the value of the property and assets securing such indebtedness and all structurally subordinated to all existing and future liabilities, including trade payables, of any subsidiary of such guarantor that does not guarantee the Notes.

Pursuant to each of the Indentures, if (i) the consummation of the Acquisition does not occur on or before January 31, 2022 (the “End Date”) or (ii) the Company notifies the trustee of its abandonment or termination of the agreement and plan of merger pursuant to which the Acquisition will be consummated or its determination that the consummation of the Acquisition will not occur before the End Date, then the Company will be required to redeem $700,000,000 aggregate principal amount of the Notes, with such redemption being allocated to each series of Notes on a pro rata basis on the aggregate principal amount of each series of Notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Some of the initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of BofA Securities, Inc. is the administrative agent and a lender under the Company’s amended and restated syndicated revolving credit facility (the “2021 Revolving Credit Facility”) and amended and restated syndicated new and used vehicle floor plan credit facilities (the “2021 Floor Plan Facilities” and, together with the 2021 Revolving Credit Facility, the “2021 Credit Facilities”). Affiliates of J.P. Morgan Securities, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and PNC Capital Markets LLC are also lenders under the 2021 Credit Facilities. An affiliate of BofA Securities, Inc. is also a letter of credit issuer under the 2021 Revolving Credit Facility. Affiliates of J.P. Morgan Securities, Inc., Wells Fargo Securities, LLC and

U.S. Bancorp Investments, Inc. are counterparties to interest rate swap agreements with us, and an affiliate of BofA Securities, Inc. provides us treasury management services. In addition, U.S. Bancorp Investments, Inc., one of the initial purchasers, is an affiliate of U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee under the Indentures. The initial purchasers or their affiliates may own the 6.125% Notes, which we intend to redeem with a portion of the net proceeds from the offering of the Notes. As a result, some of the initial purchasers or their affiliates may receive part of the net proceeds of this offering by reason of the redemption of the 6.125% Notes held by them.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 4.1 through 4.4 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 is incorporated herein by reference, and the description of the Notes incorporated herein is qualified in its entirety by reference to the Indentures and the forms of Notes which are included in Exhibits 4.1 through 4.4 filed herewith.

Item 7.01.	Regulation FD Disclosure.

On October 27, 2021, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 27, 2021, by and among Sonic Automotive, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (relating to the issuance of Sonic Automotive, Inc.’s 4.625% Senior Notes due 2029).

4.2	Form of 4.625% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Indenture, dated as of October 27, 2021, by and among Sonic Automotive, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (relating to the issuance of Sonic Automotive, Inc.’s 4.875% Senior Notes due 2031).

4.4	Form of 4.875% Senior Note due 2031 (included in Exhibit 4.3).

99.1	Press Release of Sonic Automotive, Inc., dated October 27, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: October 27, 2021	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel